                                                                    Exhibit 10.2


                                                                  EXECUTION COPY

================================================================================

                               364-DAY REVOLVING
                           CREDIT FACILITY AGREEMENT

                           Dated as of March 29, 2004

                                     among

                               ITT INDUSTRIES,INC.

                            THE LENDERS NAMED HEREIN

                                       and

                  JPMORGAN CHASE BANK, as Administrative Agent

                  --------------------------------------------

               J.P. MORGAN SECURITIES INC., as Sole Lead Arranger

================================================================================


                                TABLE OF CONTENTS

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                                                                                    Page
                                                                                    ----
                                        ARTICLE I

                                        Definitions

SECTION 1.01. Defined Terms.....................................................      1
SECTION 1.02. Terms Generally...................................................     11
SECTION 1.03. Accounting Terms; GAAP............................................     11

                                        ARTICLE II

                                        The Credits

SECTION 2.01. Commitments.......................................................     11
SECTION 2.02. Loans.............................................................     12
SECTION 2.03. Standby Borrowing Procedure.......................................     13
SECTION 2.04. Conversion and Continuation of Standby Loans......................     13
SECTION 2.05. Fees..............................................................     14
SECTION 2.06. Repayment of Loans; Evidence of Debt..............................     15
SECTION 2.07. Interest on Loans.................................................     16
SECTION 2.08. Default Interest..................................................     16
SECTION 2.09. Alternate Rate of Interest........................................     16
SECTION 2.10. Termination and, Reduction of Commitments.........................     17
SECTION 2.1l. Prepayment........................................................     17
SECTION 2.12. Reserve Requirements; Change in Circumstances.....................     18
SECTION 2.13. Change in Legality................................................     19
SECTION 2.14. Indemnity.........................................................     20
SECTION 2.15. Pro Rata Treatment................................................     20
SECTION 2.16. Sharing of Setoffs................................................     21
SECTION 2.17. Payments..........................................................     21
SECTION 2.18. Taxes.............................................................     21
SECTION 2.19. Duty to Mitigate; Assignment of Commitments Under Certain
                 Circumstances..................................................     24

                                        ARTICLE III

                                Representations and Warranties

SECTION 3.01. Organization; Powers..............................................     25
SECTION 3.02. Authorization.....................................................     25
SECTION 3.03. Enforceability....................................................     26
SECTION 3.04. Governmental Approvals............................................     26

SECTION 3.05. Financial Statements..............................................     26
SECTION 3.06. Litigation; Compliance with Laws..................................     26
SECTION 3.07. Federal Reserve Regulations.......................................     27
SECTION 3.08. Investment Company Act; Public Utility Holding Company Act........     27
SECTION 3.09. Use of Proceeds...................................................     27
SECTION 3.10. Full Disclosure; No Material Misstatements........................     27
SECTION 3.1l. Taxes.............................................................     27
SECTION 3.12. Employee Pension Benefit Plans....................................     27

                                        ARTICLE IV

                                   Conditions of Lending

SECTION 4.01. All Extensions of Credit..........................................     28
SECTION 4.02. Effective Date....................................................     28
SECTION 4.03. First Borrowing by Each Borrowing Subsidiary......................     29

                                        ARTICLE V

                                        Covenants

SECTION 5.01. Existence.........................................................     29
SECTION 5.02. Business and Properties...........................................     29
SECTION 5.03. Financial Statements, Reports, etc................................     30
SECTION 5.04. Insurance.........................................................     31
SECTION 5.05. Obligations and Taxes.............................................     31
SECTION 5.06. Litigation and Other Notices......................................     31
SECTION 5.07. Maintaining Records; Access to Properties and Inspections.........     31
SECTION 5.08. Use of Proceeds...................................................     31
SECTION 5.09. Consolidations, Mergers, and Sales of Assets......................     32
SECTION 5.10. Limitations on Liens..............................................     32
SECTION 5.11. Limitations on Sale and Leaseback Transactions....................     34
SECTION 5.12. Consolidated EBITDA to Consolidated Interest Expense..............     35

                                        ARTICLE VI

                                     Events of Default

                                        ARTICLE VII

                                         Guarantee

                                        ARTICLE VIII

                                  The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices...........................................................     41
SECTION 9.02. Survival of Agreement.............................................     42
SECTION 9.03. Binding Effect....................................................     42
SECTION 9.04. Successors and Assigns............................................     42
SECTION 9.05. Expenses; Indemnity...............................................     45
SECTION 9.06. APPLICABLE LAW....................................................     45
SECTION 9.07. Waivers; Amendment................................................     45
SECTION 9.08. Entire Agreement..................................................     46
SECTION 9.09. Severability......................................................     46
SECTION 9.10. Counterparts......................................................     47
SECTION 9.1l. Headings..........................................................     47
SECTION 9.12. Right of Setoff...................................................     47
SECTION 9.13. JURISDICTION; CONSENT TO SERVICE OF PROCESS.......................     47
SECTION 9.14. WAIVER OF JURY TRIAL..............................................     48
SECTION 9.15. Addition of Borrowing Subsidiaries................................     48

                             EXHIBITS AND SCHEDULES

Exhibit A              Form of Standby Borrowing Request
Exhibit B              Form of Assignment and Acceptance
Exhibit C              Form of Opinion of Counsel for ITT Industries, Inc.
Exhibit D              Form of Borrowing Subsidiary Agreement

Schedule 2.01          Commitments
Schedule 5.10          Existing Liens

                        364-DAY REVOLVING CREDIT FACILITY AGREEMENT (as it may
                  be amended, supplemented or otherwise modified, the "Agreement") dated as of March 29, 2004, among ITT INDUSTRIES, INC., an Indiana corporation (the "Company"), each Borrowing Subsidiary party hereto, the lenders listed in Schedule 2.01 (together with their permitted assigns, the "Lenders"), JPMORGAN CHASE BANK, a New York State banking organization, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

            The Lenders have been requested to extend credit to the Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $400,000,000 at any time outstanding. The proceeds of such borrowings are to be used for general corporate purposes (including, without limitation, commercial paper backup). The Lenders are willing to extend credit on the terms and subject to the conditions herein set forth.

            Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any ABR Standby Loan .

            "ABR Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Administrative Fees" shall have the meaning assigned to such term in Section 2.05(b).

            "Administrative Questionnaire"shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

            "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" shall mean on any date, with respect to Eurocurrency Loans, a rate per annum equal to 0.40%.

            "Applicable Share" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments shall be terminated pursuant to Article VI, the Applicable Shares of the Lenders shall, subject only to assignments pursuant to Section 9.04, be based upon the Commitments in effect immediately prior to such termination.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit B.

            "Available Commitment" shall mean, as to any Lender at any time, an amount equal to such Lender's Commitment at such time.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Board of Directors" shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.

            "Borrower" shall mean the Company or any Borrowing Subsidiary.

            "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

            "Borrowing Date" shall mean any date on which a Borrowing is made hereunder.

            "Borrowing Subsidiary" shall mean any Subsidiary which shall have executed and delivered to the Administrative Agent for distribution to each Lender a Borrowing Subsidiary Agreement.

            "Borrowing Subsidiary Agreement" shall mean an agreement, in the form of Exhibit D hereto, duly executed by the Company and a Subsidiary.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

            "Capitalized Lease-Back Obligation" shall mean with respect to a Principal Property, at any date as of which the same is to be determined, the total net rental obligations of the Company or a Restricted Subsidiary under a lease of such Principal Property, entered into as part of an arrangement to which the provisions of Section 5.11 are applicable (or would have been applicable had such Restricted Subsidiary been a Restricted Subsidiary at the time it entered into such lease), discounted to the date of computation at the rate of interest per annum implicit in the lease (determined in accordance with GAAP). The amount of the net rental obligation for any calendar year under any lease shall be the sum of the rental and other payments required to be paid in such calendar year by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

            A "Change in Control" shall be deemed to have occurred if (a) any person or group of persons shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing after the Effective Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth as of the Effective Date in Schedule 2.01 under the heading "Commitment" or in an Assignment and Acceptance delivered by such Lender under Section 9.04 as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10 or pursuant to one or more assignments under Section 9.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

            "Consolidated EBITDA" shall mean, for any period, (a) Consolidated Net Income for such period, plus (b) provisions for taxes based on income during such period, plus (c) Consolidated Interest Expense for such period, plus (d) total depreciation expense for such period, plus (e) total amortization expense for such period, plus (f) restructuring charges recorded during such period minus (g) cash expenditures during such period that are applied against restructuring charges recorded during such period or any prior period, all of the foregoing as determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP; provided that there shall be excluded from such calculation the net gains or losses associated with the sale of any asset not in the ordinary course of business.

            "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" shall mean, for any period, net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Tangible Assets" shall mean the total of all assets appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in accordance with GAAP (and as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined), less the sum of the following items as shown on said consolidated balance sheet:

            (i) the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

            (ii) all depreciation, valuation and other reserves;

            (iii) current liabilities;

            (iv) any minority interest in the shares of stock (other than Preferred Stock) and surplus of Restricted Subsidiaries of the Company;

            (v) the investment of the Company and its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company;

            (vi) the total indebtedness of the Company and its Restricted Subsidiaries incurred in any manner to finance or recover the cost to the Company or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Company or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

            (vii) deferred income and deferred liabilities; and

            (viii) other items deductible under GAAP.

            "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "Dollars" or "$" shall mean lawful money of the United States of America.

            "Effective Date" shall mean the first date on or after March 29, 2004, on which the conditions set forth in Section 4.02 are satisfied.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975) of the Code, or with respect t o which the Company or any such Subsidiary could otherwise be liable.

            "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

            "Eurocurrency Loan" shall mean any Eurocurrency Standby Loan.

            "Eurocurrency Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning assigned to such term in
Article VI.

            "Exchange Act" shall mean the Securities Exchange Act of 1934,as amended.

            "Facility Fee" shall have the meaning assigned to such term in
Section 2.05(a).

            "Fair Value", when used with respect to property, shall mean the fair value as determined in good faith by the board of directors of the Company.

            "Fees" shall mean the Facility Fee,the Utilization Fee and the Administrative Fees.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer or director of treasury services of such corporation.

            "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guaranteed Obligations" shall mean the principal of and interest on the Loans made to, and all other obligations, monetary or otherwise of, the Borrowing Subsidiaries under any Loan Document.

            "Indebtedness" of any person shall mean all indebtedness representing money borrowed or the deferred purchase price of property (other than trade accounts payable) or any capitalized lease obligation, which in any case is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

            "Interest Payment Date" shall mean (a) with respect to any Loan, the last day of each Interest Period applicable thereto and (b) with respect to a Eurocurrency Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

            "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.04 or repaid or prepaid in accordance with Section
2.06 or Section 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar deposits of

$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" shall mean, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, security interest, charge or other encumbrance on, of, or in such property or asset.

            "Loan" shall mean a Standby Loan, whether made as a Eurocurrency Loan or an ABR Loan, as permitted hereby.

            "Loan Documents" shall mean this Agreement, the Borrowing Subsidiary Agreements, and promissory notes, if any, issued pursuant to Section 9.04(i).

            "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

            "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Company and Subsidiaries taken as a whole.

            "Maturity Date" shall mean March 28, 2005.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Net Proceeds" means, with respect to any sale of debt or equity securities, (a) the aggregate amount of cash proceeds received by any Borrower or any Restricted Subsidiary of any Borrower from such sale minus (b) all fees and expenses, including customary brokerage commissions, legal and investment banking fees and other similar commissions, charges or fees, incurred in connection with such sale.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plans were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Stock" shall mean any capital stock entitled by its terms to a preference (a) as to dividends or (b) upon a distribution of assets.

            "Principal Property" shall mean any single manufacturing or processing facility owned by the Company or any Restricted Subsidiary having a gross book value in excess of the greater of (i) 5% of Consolidated Net Tangible Assets and (ii) $40,000,000, except any such facility or portion thereof which the board of directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

            "Register" shall have the meaning given such term in Section
9.04(d).

            "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

            "Required Lenders" shall mean, at any time, Lenders having Commitments representing more than 50% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing more than 50% of the aggregate principal amount of the Loans outstanding.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

            "SEC" shall mean the Securities and Exchange Commission.

            "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

            "Standby Borrowing Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A.

            "Standby Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the aggregate principal amount at such time of all outstanding Standby Loans of such Lender.

            "Standby Loans" shall mean the revolving loans made pursuant to
Section 2.03(a). Each Standby Loan shall be in Dollars and shall be a Eurocurrency Standby Loan or an ABR Loan.

            "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" shall mean a subsidiary of the Company.

            "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

            "Transactions" shall have the meaning assigned to such term in
Section 3.02.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

            "Unrestricted Subsidiary" shall mean (a) any Subsidiary which has been designated an Unrestricted Subsidiary by resolution of the board of directors of the Company (which resolution has been communicated in a notice delivered by the Company to the Administrative Agent for distribution to the Lenders) as an Unrestricted Subsidiary, other than any such Subsidiary as to which such a designation has been rescinded by resolution of said board of directors and not thereafter, or after some subsequent such rescission, restored by resolution of said board, or (b) any Subsidiary 50% or less of the Voting Shares of which is owned directly by the Company and/or one or more Restricted Subsidiaries. A Subsidiary may not be designated as (or otherwise permitted to become) an Unrestricted Subsidiary unless, immediately after such Subsidiary becomes an Unrestricted Subsidiary, such Subsidiary would not own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary. A designation as an Unrestricted Subsidiary may not be rescinded (or an Unrestricted Subsidiary otherwise permitted to become a Restricted Subsidiary) unless such Subsidiary (i) is not a party to any lease which it would have been prohibited by this Agreement from entering into had it been a Restricted Subsidiary at the time it entered into such lease, unless (x) such Subsidiary had not been a Restricted Subsidiary prior to its entering into such lease, or (y) the property subject to such lease shall be owned by the Company and/or one or more Subsidiaries, or (z) such Subsidiary would not be prohibited by this Agreement from entering into such lease immediately after it becomes a Restricted Subsidiary, and

(ii) does not have outstanding upon any of its property any mortgage, pledge or other lien which it would be prohibited by this Agreement from creating, suffering to be created, or assuming, immediately after it becomes a Restricted Subsidiary.

            "Utilization Fee" shall have the meaning set forth in Section
2.05(c).

            "Voting Shares" shall mean, as to a particular corporation or other person, outstanding shares of stock or other equity interests of any class of such person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such person, excluding shares or interests entitled so to vote or participate only upon the happening of some contingency.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

            SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Company's audited financial statements referred to in Section 3.05; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that GAAP as used herein shall be applied as in effect immediately prior to FAS 133.

                                   ARTICLE II

                                  The Credits

            SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender.

            (b) Notwithstanding anything to the contrary contained in this Agreement, in no event may Standby Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the aggregate Standby Credit Exposures would exceed the Total Commitment then in effect or (ii) the Standby Credit Exposure of any Lender would exceed such Lender's Commitment.

            Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

            SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Standby Loans made by the Lenders ratably in accordance with their respective Available Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $20,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments). All Standby Loans made pursuant to this Article II shall be denominated in Dollars.

            (b) Each Standby Borrowing shall be comprised entirely of Eurocurrency Standby Loans or ABR Loans, as the Borrower may request pursuant to
Section 2.03. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch, agency or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

            (c) Subject to Section 2.04, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, forthwith return the amounts so received to the respective Lenders. Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.15. Unless the Administrative Agent shall have received notice from a Lender prior to the date (or, in the case of ABR Borrowings, on the date) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount in the required currency. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            SECTION 2.03. Standby Borrowing Procedure. In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A (i) in the case of a Eurocurrency Standby Loan, not later than 10:30 a.m., New York City time (or, if the Standby Borrowing request is delivered or telecopied to the Administrative Agent in London, 9:30 a.m., London time), three Business Days before such Borrowing, and (ii) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Eurocurrency Standby Loan or an ABR Borrowing; (B) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (C) if such Borrowing is to be a Eurocurrency Standby Loan, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Standby Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise each of the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

            SECTION 2.04. Conversion and Continuation of Standby Loans. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurocurrency Standby Loan into an ABR Standby Loan, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Standby Loan into a Eurocurrency Standby Loan or to continue any Eurocurrency Standby Loan as a Eurocurrency Standby Loan for an additional Interest Period, subject in each case to the following:

            (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the

      Standby Borrowing converted or continued shall be an integral multiple of $5,000,000 and not less than $20,000,000;

            (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (c) if any Eurocurrency Standby Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

            (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Standby Loan;

            (e) any portion of a Eurocurrency Standby Loan which cannot be continued as a Eurocurrency Standby Loan by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurocurrency Standby Loan into an ABR Borrowing;

            (f) no Interest Period may be selected for any Eurocurrency Standby Borrowing that would end later than the Maturity Date; and

            (g) at any time when there shall have occurred and be continuing any Default or Event of Default, no Standby Loan may be converted into or continued as a Eurocurrency Standby Loan.

            Each notice pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Loan or an ABR Standby Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Standby Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this Section 2.04 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Standby Loan.

            SECTION 2.05. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on June 30, 2004) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to 0.10% on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date hereof, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

            (b) The Company agrees to pay the Administrative Agent, for its own account, the administrative and other fees separately agreed to by the Company and the Administrative Agent (the "Administrative Fees").

            (c) For each day on which the sum of the outstanding principal amount of Loans shall be greater than 50% of the total Commitments, the Company shall pay to the Administrative Agent for the account of each Lender a utilization fee (a"Utilization Fee") at a rate per annum equal to 0.125% on the amount of the outstanding Loans of such Lender on such day. Accrued Utilization Fees, if any, shall be payable in arrears on each March 31, June 30, September 30 and December 31, on the date on which the Commitments terminate and on any later date on which the Loans are repaid in full; provided, however, that if Utilization Fees would be payable on a day other than a Business Day, such date of payment shall be extended to the next succeeding Business Day.

            (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders except that the Administrative Fees shall be paid pursuant to paragraph (b) above. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby agrees that the outstanding principal balance of each Standby Loan shall be payable on the Maturity Date. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.07.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the currency of each Loan, the Borrower of each Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative agent hereunder from each Borrower and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

            SECTION 2.07. Interest on Loans. (a) Subject to the provisions of
Section 2.08, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

            (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.

            (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.08. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(b)) equal to the Alternate Base Rate plus 2%.

            SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing, the Administrative Agent shall have determined (i) that deposits in the currency and principal amounts of the Eurocurrency Loans comprising such Borrowing are not generally available in the London market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Standby Loan pursuant to Section 2.03(a) shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurocurrency Loans in Dollars during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurocurrency Standby Loan shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error.

            SECTION 2.10. Termination and, Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

            (b) Upon at least three Business Days, prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $50,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the aggregate Standby Credit Exposures or (B) which would reduce any Lender's Commitment to an amount that is less than the sum of such Lender's Standby Credit Exposure.

            (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each reduction or termination of the Total Commitment, the Facility Fees on the amount of the Commitments terminated accrued through the date of such termination or reduction.

            (d) The Commitments will be automatically and permanently reduced by an amount equal to the Net Proceeds of any sale or issuance by any Borrower or any Subsidiary of any Borrower of any debt or equity securities in any public offering or Rule 144A or other private placement transaction (other than (i) any sale by any Borrower of commercial paper and (ii) any sale of equity securities to employees, officers and directors of any Borrower or any Subsidiary of any Borrower upon the exercise of employee stock options or pursuant to any employee compensation or incentive arrangement). Each reduction in the Commitments pursuant to this paragraph (d) will be effective on the second Business Day following the date of receipt by a Borrower or a Subsidiary of the Net Proceeds from any such sale or issuance.

            SECTION 2.1l. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurocurrency Standby Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Standby Loans; provided, however, that each partial prepayment shall be in an amount which is, in the case of any Standby Borrowing, an integral multiple of $10,000,000 and not less than $50,000,000.

            (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate Standby Credit Exposures will not exceed the Total Commitment after giving effect to such termination or reduction.

            (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

            SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurocurrency Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then such additional amount or amounts as will compensate such Lender for such additional costs or reduction will be paid by the Borrowers to such Lender as provided in paragraph (c) of this Section.

            (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made issued by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for such reduction will be paid by the Borrowers to such Lender.

            (c) A certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Company and to the Administrative agent, such Lender may:

            (i) declare that Eurocurrency Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurocurrency Standby Loan shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

            (ii) require that all outstanding Eurocurrency Loans made by it be converted to ABR Loans, in which event all such Eurocurrency Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to Eurocurrency Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans, of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

            (b) For purposes of this Section 2.13, a notice by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt.

            SECTION 2.14. Indemnity. The Borrowers shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.04, (b) any payment, prepayment or conversion, or assignment required under
Section 2.19, of a Eurocurrency Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error.

            SECTION 2.15. Pro Rata Treatment. Except as required under Sections
2.13 and 2.19, each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Except as required under Section 2.13, each payment or repayment of principal of any Standby Borrowing and each refinancing or conversion of any Standby Borrowing shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Standby Loans comprising such Borrowing, and each payment of interest on any Standby Borrowing shall be allocated pro rata among the Lenders in accordance with the respective amounts of accrued and unpaid interest on their outstanding Standby Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

            SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans of each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

            SECTION 2.17. Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing and any Fees or other amounts) hereunder without deduction, counter-claim or setoff in immediately available funds from an account in the United States not later than 12:00 noon, local time at the place of payment, on the date when due in immediately available funds to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment shall be made in Dollars.

            (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.18. Taxes. (a) Any and all payments to the Lenders hereunder shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the income, assets or net worth of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or doing business (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender (or Transferee) or the Administrative Agent (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrowers shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

            (c) The Borrowers shall indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee) or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 60 days of the date such Lender (or Transferee) or the Administrative Agent receives written demand for payment of such Taxes or Other Taxes from the relevant Governmental Authority.

            (d) If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.18, it shall promptly notify the Borrowers of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers, make a claim to such Governmental Authority for such refund at the Borrowers' expense. If a Lender (or Transferee) or the Administrative agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.18, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this
Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority.

            (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrowers to the relevant Governmental Authority, the Borrowers will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

            (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

            (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(g) that such Non-U.S. Lender is not legally able to deliver.

            (h) The Company shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

            (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

            (j) Nothing contained in this Section 2.18 shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

            SECTION 2.19. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.12 or Section 2.18 or exercising its rights under Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

            (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, or the Company shall be required to make additional payments to any Lender under Section 2.18, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 9.04) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

                                  ARTICLE III

                         Representations and Warranties

            Each Borrower represents and warrants to each of the Lenders that:

            SECTION 3.01. Organization; Powers. Each Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder and thereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by each of the Borrowers of each Loan Document to which it is or will be a party and the Borrowings hereunder (collectively, the "Transactions") (a) have been or, upon execution and delivery thereof, will be duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrowers, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any property or assets of any Borrower.

            SECTION 3.03. Enforceability. This Agreement and each other Loan Document to which a Borrower is a party constitutes a legal, valid and binding obligation of each Borrower enforceable in accordance with its terms.

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority, other than those which have been taken, given or made, as the case may be, is or will be required with respect to any Borrower in connection with the Transactions.

            SECTION 3.05. Financial Statements. (a) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of its consolidated balance sheet and statements of income, cash flow and retained earnings as of and for the year ended December 31, 2003. Such financial statements present fairly, in all material respects, the consolidated combined financial condition and the results of operations of the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP.

            (b) As of the Effective Date, there has been no material adverse change in the consolidated financial condition of the Company and the Subsidiaries taken as a whole from the financial condition reported in the financial statements referenced in paragraph (a) of this Section 3.05.

            SECTION 3.06. Litigation; Compliance with Laws. (a) As of the Effective Date, there are no actions, proceedings or investigations filed or (to the knowledge of the Borrowers) threatened or affecting any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining any Borrower or any Subsidiary from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of any Borrower or any Subsidiary) threatened against any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which would be reasonably likely to result in a Material Adverse Effect or materially restrict the ability of any Borrower to comply with its obligations under the Loan documents.

            (b) Neither any Borrower nor any Subsidiary is in violation of any law, rule or regulation (including any law, rule or regulation relating to the protection of the environment or to employee health or safety), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

            (c) No exchange control law or regulation materially restricts any Borrower from complying with its obligations in respect of any Loan or otherwise under this Agreement.

            SECTION 3.07. Federal Reserve Regulations. (a) Neither any Borrower nor any Subsidiary that will receive proceeds of the Loans hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

            SECTION 3.08. Investment Company Act; Public Utility Holding Company Act. No Borrower is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Use of Proceeds. All proceeds of the Loans shall be used for the purposes referred to in the recitals to this Agreement.

            SECTION 3.10. Full Disclosure; No Material Misstatements. None of the representations or warranties made in writing by any Borrower in connection with this Agreement as of the date such representations and warranties are made or deemed made, and no report, financial statement or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the credit facilities established hereby, contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

            SECTION 3.11. Taxes. Each Borrower and each of the material Subsidiaries have filed or caused to be filed all Federal, state and local tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

            SECTION 3.12. Employee Pension Benefit Plans. The present aggregate value of accumulated benefit obligations of all unfunded and underfunded pension plans of the Company and its Subsidiaries (based on those assumptions used for disclosure in corporate financial statements in accordance with GAAP) did not, as of December 31, 2003, exceed by more than $641,400,000 the value of the assets of all such plans. Of such $641,400,000, $179,600,000 is primarily attributable to employee pension plans in countries where the funding of such obligations is not required or customary and $98,700,000 relates primarily to domestic pension plans where funding is not permitted under current tax regulations. In these cases the Company has recorded book reserves to meet the obligations. Trust assets totaling approximately $29,000,000 have been established to provide for certain of the foregoing domestic pension benefits, however, because of restrictions relating to bankruptcy or insolvency, such funds are not included in the funded amount of plans for purposes of GAAP.

                                   ARTICLE IV

                              Conditions of Lending

            The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

            SECTION 4.01. All Extensions of Credit. On the date of each
Borrowing:

            (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing or as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02. Effective Date. On the Effective Date:

            (a) The Administrative Agent shall have received a favorable written opinion of Kathleen S. Stolar, Esq., Vice President, Corporate Secretary and Associate General Counsel, dated the Effective Date and addressed to the Lenders and satisfactory to the Administrative Agent to the effect set forth in Exhibit C hereto.

            (b) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the existence of the Company as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of existence furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company; and (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

            (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

            (d) The Administrative Agent shall have received any Fees or other amounts due and payable hereunder on or prior to the Effective Date.

            SECTION 4.03. First Borrowing by Each Borrowing Subsidiary. On or prior to the first date on which Loans are made to the benefit of any Borrowing
Subsidiary:

            (a) The Lenders shall have received the favorable written opinion of counsel satisfactory to the Administrative Agent, addressed to the Lenders and satisfactory to the Administrative Agent to the effect set forth in Exhibit C hereto.

            (b) Each Lender shall have received a copy of the Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary.

                                   ARTICLE V

                                   Covenants

            A. Affirmative Covenants. Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan or any Fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

            SECTION 5.01. Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 5.09; provided, however, that nothing in this Section shall prevent the abandonment or termination of the existence, rights or franchises of any Subsidiary or any rights or franchises of any Borrower if such abandonment or termination is in the best interests of the Borrowers and is not disadvantageous in any material respect to the Lenders.

            SECTION 5.02. Business and Properties. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including any of the foregoing relating to the protection of the environment or to employee health and safety), whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 5.03. Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent for distribution to each Lender:

            (a) within 120 days after the end of each fiscal year, its consolidated balance sheet and the related consolidated statements of income and cash flows showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Company and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of an annual report on Form 10-K containing the foregoing);

            (b) within 90 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of income, cash flow and stockholders' equity, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments(it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of a quarterly report on Form 10-Q containing the foregoing);

            (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying that, to the best of such Financial Officer's knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

            (d) promptly after the same become publicly available, copies of all reports on forms 10-K, 10-Q and 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or, in the case of the Company, copies of all reports distributed to its shareholders, as the case may be;

            (e) promptly, from time to time, such other information as any Lender shall reasonably request through the Administrative Agent; and

            (f) concurrently with any delivery of financial statements under paragraph (a) or (b) above, calculations of the financial test set forth in Section 5.12.

            SECTION 5.04. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses (it being understood that the Borrowers and their Subsidiaries may self-insure to the extent customary with companies similarly situated and in the same or similar businesses).

            SECTION 5.05. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

            SECTION 5.06. Litigation and Other Notices. Give the Administrative Agent prompt written notice of the following (which the Administrative Agent shall promptly provide to the Lenders):

            (a) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding which could reasonably be expected to result in a Material Adverse Effect; and

            (b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

            SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent to visit and inspect the properties of the Company and of any material Subsidiary and to discuss the affairs, finances and condition of the Company and any material Subsidiary with a Financial Officer of the Company and such other officers as the Company shall deem appropriate.

            SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

            B. Negative Covenants. Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan or any Fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

            SECTION 5.09. Consolidations, Mergers, and Sales of Assets. Consolidate or merge with or into any other person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (a) no Default or Event of Default has occurred and is continuing or would have occurred immediately after giving effect thereto, and
(b) in the case of a consolidation or merger involving the Company and in which the Company is not the surviving corporation or, in the case where the Company sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or person purchasing, leasing or receiving such property and assets is organized in the United States of America or a state thereof and agrees to be bound by the terms and provisions applicable to the Company hereunder.

            SECTION 5.10. Limitations on Liens. In the case of the Company, create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property, or permit any Restricted Subsidiary to create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property; provided, however, that this covenant shall not apply to any of the following:

            (a) any mortgage, pledge or other lien on any Principal Property hereafter acquired, constructed or improved by the Company or any Restricted Subsidiary which is created or assumed to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage, pledge or other lien on any Principal Property existing at the time of acquisition thereof; provided, however, that the mortgage, pledge or other lien shall not extend to any Principal Property theretofore owned by the Company or any Restricted Subsidiary;

            (b) any mortgage, pledge or other lien on any Principal Property existing on the date of this Agreement as described in Schedule 5.10;

            (c) any mortgage, pledge or other lien existing upon any property of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, the Company or a Restricted Subsidiary, at the time of such merger, consolidation or acquisition; provided that such mortgage, pledge or other lien does not extend to any other Principal Property, other than improvements to the property subject to such mortgage, pledge or other lien;

            (d) any pledge or deposit to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

            (e) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any Governmental

      Authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

            (f) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or a Restricted Subsidiary or required in connection with the institution by the Company or a Restricted Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or a Restricted Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any fund in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

            (g) any mechanics', carriers', workmen's, repairmen's, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

            (h) any lien or encumbrance on property in favor of the United States of America, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

            (i) any mortgage, pledge or other lien securing any indebtedness incurred in any manner to finance or recover the cost to the Company or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Company or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

            (j) any mortgage, pledge or other lien securing indebtedness of a Restricted Subsidiary to the Company or a Restricted Subsidiary, provided that in the case of any sale or other disposition of such indebtedness by the Company or such Restricted Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another mortgage, pledge or other lien not permitted by this clause (j);

            (k) any mortgage, pledge or other lien affecting property of the Company or any Restricted Subsidiary securing indebtedness of the United States of America or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in the opinion of the Company to meet environmental criteria with respect to manufacturing or processing operations of the Company or any Restricted Subsidiary and the proceeds of which indebtedness have financed the cost of acquisition of such program;

            (l) the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance permitted by the foregoing provisions of this covenant upon the same property theretofore subject thereto, or the renewal, extension, replacement or refunding of the amount secured thereby, provided that in each case such amount outstanding at that time shall not be increased;

            (m) any other mortgage, pledge or other lien, provided that immediately after the creation or assumption of such mortgage, pledge or other lien, the total of (x) the aggregate principal amount of indebtedness of the Company and all Restricted Subsidiaries secured by all mortgages, pledges and other liens created or assumed under the provisions of this clause (m), plus (y) the aggregate amount of Capitalized Lease-Back Obligations of the Company and Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provisions of Section 5.11 but for the satisfaction of the condition set forth in clause (b) thereof, shall not exceed an amount equal to 5% of Consolidated Net Tangible Assets; or

The lease of any property by the Company or a Restricted Subsidiary and rental obligations with respect thereto (whether or not arising out of a sale and lease-back of properties and whether or not in accordance with GAAP such property is carried as an asset and such rental obligations are carried as indebtedness on the Company's or a Restricted Subsidiary's balance sheet) shall not in any event be deemed to be the creation of a mortgage, pledge or other lien.

            SECTION 5.11. Limitations on Sale and Leaseback Transactions. In the case of the Company or any Restricted Subsidiary, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (a) the Company shall apply an amount equal to the greater of the Fair Value of such property or the net proceeds of such sale, within 120 days of the effective date of any such arrangement, to the retirement (other than any mandatory retirement or by way of payment at maturity) of Indebtedness or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof; or (b) at the time of entering into such arrangement, such Principal Property could have been subjected to a mortgage, pledge or other lien securing indebtedness of the Company or a Restricted Subsidiary in a principal amount equal to the Capitalized Lease-Back Obligations with respect to such Principal Property under paragraph (m) of Section 5.10.

            SECTION 5.12. Consolidated EBITDA to Consolidated Interest Expense. Permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, each as calculated for any period of the four prior consecutive fiscal quarters, to be less than 3.75 to 1.0.

                                   ARTICLE VI

                                Events of Default

            In case of the happening of any of the following events (each an "Event of Default"):

            (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period often days;

            (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.09, 5.10, 5.11 or 5.12 and, in the case of any default under Section 5.10, such default shall continue for 30 days;

            (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein or in any other Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

            (f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $20,000,000, beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event shall occur or condition shall exist, beyond the period of grace, if any, provided in such agreement or instrument, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $25,000,000, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $25,000,000 or (iii) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Company or any Subsidiary with assets having a gross book value in excess of $25,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more final judgments shall be entered by any court against the Company or any of the Subsidiaries for the payment of money in an aggregate amount in excess of $100,000,000 and such judgment or judgments shall not have been paid, covered by insurance, discharged or stayed for a period of 60 days, or a warrant of attachment or execution or similar process shall have been issued or levied against property of the Company or any of the Subsidiaries to enforce any such judgment or judgments;

            (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

            (k) a Change in Control shall occur; or

            (l) a default or event of default shall have occurred and be continuing under the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 10, 2000 among the Company, the lenders name therein and JPMorgan Chase Bank, as administrative agent, as such agreement may be amended and in effect from time to time;

then, and in every such event (other than an event with respect to the Company or any Subsidiary with assets having gross book value in excess of $25,000,000 described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding; and, in the case of any event with respect to the Company or any Subsidiary having a gross book value in excess of $25,000,000 described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding.

                                   ARTICLE VII

                                    Guarantee

            The Company unconditionally and irrevocably guarantees the due and punctual payment and performance, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, of the Guaranteed Obligations. The Company further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

            The Company waives presentment to, demand of payment from and protest to the Borrowing Subsidiaries of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by
(a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the Borrowing Subsidiaries under the provisions of any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document, any guarantee or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

            The Company further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security, if any, held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on its books, in favor of the Borrowing Subsidiaries or any other person.

            The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity.

            To the extent permitted by applicable law, the Company waives any defense based on or arising out of any defense available to the Borrowing Subsidiaries, including any defense based on or arising out of any disability of the Borrowing Subsidiaries, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowing Subsidiaries, other than final payment in full of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, or exercise any other right or remedy available to them against the Borrowing Subsidiaries, or any security without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid. The Company waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the Borrowing Subsidiaries or any security.

            The Company further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay or cause to be paid to the Administrative Agent or such Lender in cash the amount of such unpaid Guaranteed Obligation.

            The Company hereby irrevocably waives and releases any and all rights of subrogation, indemnification, reimbursement and similar rights which it may have against or in respect of the Borrowing Subsidiaries at any time relating to the Guaranteed Obligations, including all rights that would result in its being deemed a "creditor" of the Borrowing Subsidiaries under the United States Code as now in effect or hereafter amended, or any comparable provision of any successor statute.

                                  ARTICLE VIII

                            The Administrative Agent

            Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            Any bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.07), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by any bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.07) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent, by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities the Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to the successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or sub-agent, as the case may be.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

            (a) if to any Borrower, to ITT Industries, Inc., Red Oak Corporate Park, 4 West Red Oak Lane, White Plains, New York 10604, Attention of Treasurer (Telecopy No. 914-696-2950);

            (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, TX 77002, Attention of Dakisha Allen, (Fax No. (713) 750-2666), with a copy to JPMorgan Chase Bank at 270 Park Avenue, New York, New York 10017, Re: ITT Industries, Inc.; and

            (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated. The provisions of Sections 2.12, 2.14, 2.18 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender.

            SECTION 9.03. Binding Effect. This Agreement shall become effective on the Effective Date and when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

            SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent and the Company must give their prior written consent to such assignment (which consent, if required, shall not be unreasonably withheld), provided that no consent of the Company shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500, (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an

Administrative Questionnaire, and (iv) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero. Upon acceptance and recording pursuant to paragraph
(e) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent, and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent of the Company to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

            (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement.

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement for the benefit of the Company whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

            (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders.

            (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve

Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

            SECTION 9.05. Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by the Administrative Agent or any Lender in connection with the administration, enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made, including the fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement, the Lenders.

            (b) The Borrowers agree to indemnify the Administrative Agent, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

            SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided that no such agreement shall (i) increase the Commitment any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15 or change any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change section 9.04(h), (vi) limit or release the guarantee set forth in Article VII, or (vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

            SECTION 9.08. Entire Agreement. This Agreement, the agreements referenced in Section 2.05(b) and the letter agreement attached as Exhibit H constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or obligations of the Company and any Borrowing Subsidiary now or hereafter existing under any Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.13. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SUBJECT TO THE FOREGOING AND TO PARAGRAPH (B) BELOW, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY JURISDICTION.

            (B) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR THEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            SECTION 9.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

            SECTION 9.15. Addition of Borrowing Subsidiaries. Each Borrowing Subsidiary which shall deliver to the Administrative Agent a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company shall, upon such delivery and without further act, become a party hereto and a Borrower hereunder with the same effect as if it had been an original party to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ITT INDUSTRIES, INC., as Borrower,    ITT INDUSTRIES, INC., as Borrower,

by /s/ Edward W. Williams              by /s/ Donald E. Foley
   ---------------------------            --------------------------------------
   Name: EDWARD W. WILLIAMS               Name:  DONALD E. FOLEY
   Title: SENIOR VICE PRESIDENT           Title: SENIOR VICE PRESIDENT-TREASURER
          AND CHIEF FINANCIAL OFFICER            AND DIRECTOR OF TAXES

                                      JPMORGAN CHASE BANK, individually
                                      and as Administrative Agent,

                                       by /s/ Tina Ruyder
                                          --------------------------------------
                                          Name: TINA RUYDER
                                          Title: VICE PRESIDENT

                                      THE BANK OF TOKYO-MITSUBISHI
                                      LTD., NEW YORK BRANCH

                                       by /s/ Linda Tam
                                          --------------------------------------
                                          Name: LINDA TAM
                                          Title: AUTHORIZED SIGNATORY

                                      CITICORP NORTH AMERICA, INC.

                                       by /s/ Hugo Arias
                                          --------------------------------------
                                          Name: HUGO ARIAS
                                          Title: VICE PRESIDENT

                                                 388 Greenwich St./23rd Fl.
                                                    New York, NY 10013
                                                    Tel: 212-816-5390

                                      DEUTSCHE BANK AG NEW YORK
                                      BRANCH,

                                       by /s/ Christian Dallwitz
                                          --------------------------------------
                                          Name: CHRISTIAN DALLWITZ
                                          Title: DIRECTOR

                                       by /s/ Dr. Michael C. Dietz
                                          --------------------------------------
                                          Name: DR. MICHAEL C. DIETZ
                                          Title: DIRECTOR

          [ITT Industries 364-Day Revolving Credit Facility Agreement]

                                      SOCIETE GENERALE,

                                       By /s/ Maria Iarriccio
                                          --------------------------------------
                                        Name: MARIA IARRICCIO
                                        Title: VICE PRESIDENT

          [ITT Industries 364-Day Revolving Credit Facility Agreement]

                                                                       EXHIBIT A

                      [FORM OF] STANDBY BORROWING REQUEST

JPMorgan Chase Bank, as Administrative Agent for the Lenders referred to below, 270 Park Avenue
New York, N.Y. 10017

Attention: [    ]                                                         [Date]

Dear Ladies and Gentlemen:

            The undersigned, _________________________________ (the "Borrower"),
refers to the 364-Day Revolving Credit Facility Agreement dated as of March 29, 2004 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A) Date of Standby Borrowing
    (which is a Business Day)     _______________

(B) Principal amount of
    Standby Borrowing (1)         _______________

(C) Interest rate basis (2)       _______________

(D) Interest Period and the
    last day thereof (3)          _______________

            Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

----------
      (1) Not less than $20,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

      (2) Eurocurrency Standby Loan or ABR Loan.

      (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                Very truly yours,

                                                [NAME OF BORROWER],

                                                by
                                                  ______________________________
                                                  Name:
                                                  Title: [Financial Officer]

                          [Standby Borrowing Request]

                                                                       EXHIBIT B

                                   [FORM OF]
                           ASSIGNMENT AND ACCEPTANCE

                                                               Dated: ______, 20

            Reference is made to the 364-Day Revolving Credit Facility Agreement dated as of March 29, 2004 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among ITT Industries, Inc. (the "Company"), the Borrowing Subsidiaries parties thereto, the lenders parties thereto (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

            1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date and the Standby Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 9.04 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(g) of the Credit Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in a form supplied by the Administrative Agent and
(iii) a processing and recordation fee of $3,500.

            3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                                  Percentage Assigned of
                                                                 Facility/Commitment (set
                                                              forth, to at least 8 decimals,
                                                                 as a percentage of the
                                                               Facility and the aggregate
                                                                    Commitments of all
   Facility          Principal Amount Assigned                      Lenders thereunder)
-------------        -------------------------                ------------------------------
Commitment
Assigned:                $ ___________                               ___________ %

Standby Loans:           $ ___________                               ___________ %

      The terms set forth and on the reverse              Accepted:
      side hereof are hereby agreed to:

                                                          ITT INDUSTRIES, INC.,

_____________________,                                    by: __________________
as Assignor,                                                  Name:
                                                              Title:

by: __________________
    Name:
    Title:

_______________________,
as Assignee,

by:  __________________
     Name:
     Title:

                           [Assignment and Acceptance]

                                                                       EXHIBIT C

                                    [FORM OF]
                             OPINION OF COUNSEL FOR
                              ITT INDUSTRIES, INC.(4)

To the Lenders set forth in
Schedule 2.01 to the 364-Day
Revolving Credit Facility Agreement dated as of
March 29, 2004, among ITT Industries, Inc., each Borrowing Subsidiary party thereto, such Lenders and JPMorgan Chase Bank, and as Administrative Agent for such Lenders.
c/o JPMorgan Chase Bank
    270 Park Avenue
    New York, NY 10017

Dear Sirs:

      I am Vice President, Associate General Counsel and Secretary of ITT Industries, Inc., an Indiana corporation (the "Company"), and, as such, am generally familiar with its business and affairs. I am also familiar with the 364-Day Revolving Credit Facility Agreement dated as of March 29, 2004 (the "Agreement"), among the Company, each Borrowing Subsidiary party thereto, the Lenders listed in Schedule 2.01 thereto (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent for such Lenders. Unless the context requires otherwise, capitalized words not defined herein shall have the meaning given in the Agreement.

      Based upon the foregoing, I am of the opinion that:

      1. The Company (i) is a corporation duly organized and validly existing under the laws of the State of Indiana, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on the Company, and
(iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and to borrow funds thereunder.

----------
      (4) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Revolving Credit Facility Agreement (the "Agreement") dated as of March 29, 2004, among ITT Industries, Inc., the lenders listed in Schedule 2.01 thereto, and JPMorgan Chase Bank, as Administrative Agent.

      2. The execution, delivery and performance by the Company of the Agreement and the borrowings of the Company thereunder (collectively, the "Transactions")
(i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or the articles of incorporation or other constitutive documents or by-laws of the Company, (2) any order of any governmental authority or (3) any provision of any indenture, agreement or other instrument to which the Company is a party or by which it or its property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon any property or assets of the Company.

      3. The Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

      4. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

      5. Neither the Company nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      I am a member of the bar of the State of New York and express no opinion as to any matter relating to any law other than the law of the State of New York, the Indiana Business Corporation Law and the Federal law of the United States

      This opinion is rendered to you in connection with the above described transactions and may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                        Very truly yours,

                                        Kathleen S. Stolar
                                        Vice President,
                                        Associate General Counsel and Secretary

                 [Opinion of Counsel for ITT Industries, Inc.]

                                                                       EXHIBIT D

                        BORROWING SUBSIDIARY AGREEMENT dated as of [    ], [ ],
                  among ITT INDUSTRIES, INC., an Indiana corporation (the
                  "Company"), [Name of Subsidiary], a [    ] corporation ("the
                  Subsidiary"), and JPMORGAN CHASE BANK, as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") party to the 364-Day Revolving Credit Facility Agreement dated as of March 29, 2004, (as it may be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Borrowing Subsidiaries party hereto, the Administrative Agent and the Lenders.

            Terms defined in the Agreement are used herein with the same meaning.

            Under the Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make revolving credit loans to the Company and to Subsidiaries (as defined in the Agreement) of the Company which execute and deliver to the Administrative Agent Borrowing Subsidiary Agreements in the form of this Borrowing Subsidiary Agreement. The Company represents that the Subsidiary is a subsidiary (as so defined) of the Company and that the guarantee of the Company contained in Article VII of the Agreement applies to the obligations of the Subsidiary. In consideration of being permitted to borrow under the Agreement upon the terms and subject to the conditions set forth therein, the Subsidiary agrees that from and after the date of this Borrowing Subsidiary Agreement it will be, and will be liable for the observance and performance of all the obligations of, a Borrowing Subsidiary under the Agreement, as the same may be amended from time to time, to the same extent as if it had been one of the original parties to the Agreement and that it will furnish to the Administrative Agent and the Lenders copies of its financial statements on an annual basis.

            IN WITNESS WHEREOF, the Company and the Subsidiary have caused this Borrowing Subsidiary Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                                ITT INDUSTRIES, INC.,

                                                 by
                                                   _____________________________
                                                   Name:
                                                   Title:

                                                [NAME OF SUBSIDIARY],

                                                 by
                                                    ____________________________
                                                    Name:
                                                    Title:

Accepted as of the date
first appearing above:

JPMORGAN CHASE BANK, as Administrative
Agent,

 by
   _____________________________
   Name:
   Title:

                        [Borrowing Subsidiary Agreement]

                                                          [ITT INDUSTRIES LOGO]

KATHLEEN S. STOLAR                                        4 West Red Oak Lane
Vice President,Secretary and                              White Plains, NY 10604
Associate General Counsel                                 tel 914 641.2067
                                                          fax 914 696.2970
                                                          Kstolar@itt.com

                              ITT INDUSTRIES, INC.

                                      ****

                           Secretary's Certificate and
          Certificate of Authority, Incumbency and Specimen Signatures

                                      ****

I, Kathleen S. Stolar, Do Hereby Certify:

That Attachment A is a complete, true and correct copy of certain resolutions of the Board of Directors of ITT Industries, Inc., a corporation duly organized and existing under the laws of the state of Indiana; which resolution was duly adopted at a duly called meeting of said Board, held on March 9, 2004, a quorum being present, and is set forth in the minutes and records of this Corporation, and said resolutions authorize the execution, delivery and performance of the Agreement and the Borrowings under the Agreement and such resolutions have not been modified, rescinded or amended and are in full force and effect;

That the articles of incorporation for the Corporation have not been amended since the date of the last amendment thereto shown on the restated articles of incorporation and since the certificate of existence furnished in connection with the Agreement; and

That attached hereto is a true and complete copy of the by-laws of the Company in effect on the Effective Date and at all times prior to the date of such resolutions described in Attachment A; and

That pursuant to such resolutions in Attachment A the individuals listed below are officers of the Corporation, each duly elected, qualified and acting as such officers and fully authorized and empowered to execute this Agreement or any other document delivered in connection herewith on behalf of ITT Industries, Inc.

       Name                     Title                         Signature
Louis J. Giuliano        Chairman, President and         /s/ Louis J. Giuliano
                         Chief Executive Officer         ----------------------

Edward W.                Senior Vice President,          /s/ Edward W. Williams
Williams                 Chief Financial Officer         ----------------------

Donald E. Foley          Senior Vice President and       /s/ Donald E. Foley
                         Treasurer                       ----------------------

Clayton Young            Assistant Treasurer             /s/ Clayton Young
                                                         ----------------------

I further certify that the specimen signatures set forth above next to each name are the true and genuine signatures of such persons.

            In Witness Whereof, I have hereunto subscribed my name and affixed the seal of the said corporation, this 29th Day of March 2004.

                                          /s/ Kathleen S. Stolar
                                          -----------------------------------
                                          Kathleen S. Stolar
                                          Vice President, Associate General
                                          Counsel and Secretary

         Certificate of Incumbency of Secretary of ITT Industries, Inc.

Kathleen S. Stolar, whose name, title and signature is set forth above, is an officer of the Corporation and she is duly elected, qualified and authorized to act as such officer and fully authorized and empowered to execute this Secretary's Certificate and the signature appearing above is the genuine signature of Kathleen S. Stolar.

Attested:

    Valerie M. Doyle ,        Assistant Secretary
I, ------------------- the ------------------------
       (Name)                (Assistant Secretary)

In Witness Whereof, I have hereunto subscribed my name and affixed the seal of the said corporation, this 29th day of March, 2004.

                                                    /s/ Valerie M. Doyle
                                                    ------------------------

                                                    Valerie M. Doyle
                                                    Name

                                                    Assistant Secretary
                                                    Title

                                                                   SCHEDULE 2.01

                                     Contact Person
Name and Address of Lender         and Telecopy Number          Commitment
--------------------------         -------------------         -------------
JPMorgan Chase Bank                                            $ 100,000,000
Citicorp North America, Inc.                                   $ 100,000,000
Deutsche Bank AG New York
  Branch                                                       $ 100,000,000
The Bank of Tokyo-Mitsubishi
  Ltd. New York Branch                                         $  50,000,000
Societe Generale                                               $  50,000,000

                                    TOTAL COMMITMENT           -------------

                                                               $ 400,000,000

                                                                   SCHEDULE 5.10

                              ITT INDUSTRIES, INC.
                         LIENS ON PRINCIPAL PROPERTIES

                                      None.

                                                         [ITT INDUSTRIES LOGO]

                                                         4 West Red Oak Lane
                                                         White Plains, NY 10604
KATHLEEN S. STOLAR                                       tel 914 641.2067
Vice President, Secretary and                            fax 914 696.2970
Associate General Counsel                                kstolar@itt.com

                                               March 29, 2004

To the Lenders set forth in
Schedule 2.01 to the 364-Day
Revolving Credit Facility Agreement dated as of
March 29,2004, among ITT Industries, Inc., each Borrowing Subsidiary party thereto, such Lenders and JPMorgan Chase Bank, and as Administrative Agent for such Lenders.
c/o  JPMorgan Chase Bank
     270 Park Avenue
     New York, NY 10017

Dear Sirs:

      I am Vice President, Associate General Counsel and Secretary of ITT Industries, Inc., an Indiana corporation (the "Company"), and, as such, am generally familiar with its business and affairs. I am also familiar with the 364-Day Revolving Credit Facility Agreement dated as of March 29,2004 (the "Agreement"), among the Company, each Borrowing Subsidiary party thereto, the Lenders listed in Schedule 2.01 thereto (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent for such Lenders. Unless the context requires otherwise, capitalized words not defined herein shall have the meaning given in the Agreement.

      Based upon the foregoing, I am of the opinion that:

      1. The Company (i) is a corporation duly organized and validly existing under the laws of the State of Indiana, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on the Company, and
(iv) has all requisite corporate power and authority to execute, deliver and per form its obligations under the Agreement and to borrow funds thereunder.

      2. The execution, delivery and performance by the Company of the Agreement and the borrowings of the Company thereunder (collectively, the "Transactions")
(i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or the articles of incorporation or other constitutive documents or by-laws of the Company, (2) any order of any governmental authority or (3) any provision of any indenture, agreement or other instrument to which the Company is a party or by which it or its property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c)result in the creation or imposition of any lien upon any property or assets of the Company.

      3. The Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

      4. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

      5. Neither the Company nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      I am a member of the bar of the State of New York and express no opinion as to any matter relating to any law other than the law of the State of New York, the Indiana Business Corporation Law and the Federal law of the United States

      This opinion is rendered to you in connection with the above described transactions and may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                                       Very truly yours,

                                                       /s/ Kathleen S. Stolar

                                                       Kathleen S. Stolar
                                                       Vice President,
                                                       Associate General Counsel
                                                       and Secretary

                                                         [ITT INDUSTRIES LOGO]

                                                         ITT INDUSTRIES, INC.

                                                         4 West Red Oak Lane
                                                         White Plains, NY 10604
                                                         tel 914 641-2000
                                                         fax 914 696-2950

                              ITT INDUSTRIES, INC.

                              Officer's Certificate

            I, the undersigned, [Financial Officer] of ITT Industries, Inc., an Indiana corporation (the "Company"), DO HEREBY CERTIFY that:

            1. This Certificate is being furnished pursuant to Section 4.02(c) of the Credit Agreement, dated as of March 29, 2004, among the Company, each Borrowing Subsidiary party hereto, the Lenders listed therein and JP Morgan Chase Bank, as Administrative Agent (such agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate have the respective meaning assigned to those terms in the Credit Agreement.

            2. On the date hereof, the representations and warranties of the Company set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of the date of this Certificate, except to the extent that such representations and warranties expressly relate to an earlier date.

            3. On the date hereof, no Event of Default or Default has occurred and is continuing.

            IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of March, 2004.

                                              By: /s/ Donald E. Foley
                                                  -------------------------
                                                  Donald E. Foley,
                                                  Senior VP - Treasurer and
                                                  Director of Taxes

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE
                            CERTIFICATE OF EXISTENCE

To Whom These Presents Come, Greeting:

I, TODD ROKITA, Secretary of State of Indiana, do hereby certify that I am, by virtue of the laws of the State of Indiana, the custodian of the corporate records and the proper official to execute this certificate.

I further certify that records of this office disclose that

                              ITT INDUSTRIES, INC.

duly filed the requisite documents to commence business activities under the laws of the State of Indiana on September 05, 1995, and was in existence or authorized to transact business in the State of Indiana on March 25, 2004.

I further certify this For-Profit Domestic Corporation has filed its most recent report required by Indiana law with the Secretary of State, or is not yet required to file such report, and that no notice of withdrawal, dissolution or expiration has been filed or taken place.

                                                In Witness Whereof, I have
                                                hereunto set my hand and
                                                affixed the seal of the State
[SEAL OF THE STATE OF INDIANA 1816]             of Indiana, at the City of
                                                Indianapolis, this Twenty-Fifth
                                                Day of March, 2004.

                                                /s/ Todd Rokita

                                                TODD ROKITA, Secretary of State

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ITT INDIANA, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin September 05, 1995.

                        In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fifth day of September, 1995.

                                                        /s/ OGS
                                                        ------------------------
                                                        Deputy

                                                                     APPROVED
                                                                       AND
                                                                       FILED
                                                                  IND. SECRETARY
                                                                     OF STATE

                            ARTICLES OF INCORPORATION

                                       of

                                ITT INDIANA, INC.

            The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of the Indiana Business Corporation Law, hereby adopts and acknowledges the following Articles of Incorporation.

                                  ARTICLE FIRST

            The name of the corporation is ITT Indiana, Inc. (the
"Corporation").

                                 ARTICLE SECOND

            The address of the registered office of the Corporation in the State of Indiana is One North Capitol Avenue, Suite 1180, Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.

                                 ARTICLE FOURTH

            (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of 200,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock". The shares of Common Stock shall have a par value of $1 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.

            (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

            (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

            (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

            (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

            (4) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

            (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation; provided that in no event shall the amount or amounts, if any, exceed $100 per share plus accrued dividends in the case of involuntary liquidation, dissolution or winding up;

            (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

            (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

            (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

            (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Indiana.

            (c) Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

            (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series of a class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

            (e) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

            (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event (not in excess of $100 per share in the case of involuntary liquidation, dissolution or winding up) plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

            (g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

            (h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of shareholders.

            (i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive power to vote. No shareholder will be permitted to cumulate votes at any election of directors.

            (j) Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                  ARTICLE FIFTH

            (a) Special meetings of shareholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

            (b) Shareholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.

            (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

                                  ARTICLE SIXTH

            To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for breach of duty if such breach constitutes wilful misconduct or recklessness or (b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the Indiana Business Corporation Law. Any repeal or modification of this ARTICLE SIXTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                 ARTICLE SEVENTH

            The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                                 ARTICLE EIGHTH

            Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the shareholders at any regular or special meeting of the shareholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

                                 ARTICLE NINTH

            The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Indiana and all rights conferred on shareholders herein are granted subject to this reservation.

                                 ARTICLE TENTH

            The name and address of the incorporator signing these Articles of Incorporation is:

            Name                                   Address

       George W. Bilicic, Jr.               825 Eighth Avenue
                                            New York, New York 10019

            IN WITNESS WHEREOF, the undersigned, being the sole incorporator of said Corporation, executes these Articles of Incorporation and verifies, subject to penalties of perjury, that the statements contained herein are true on this 1st day of September 1995.

                                                /s/ George W. Bilicic, Jr.
                                                --------------------------------
                                                Name: George W. Bilicic, Jr.
                                                Title: Sole Incorporator

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                               ITT INDIANA, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, SUE ANNE CILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is November 29, 1995.

                        In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-ninth day of November, 1995.

                                                 /s/ OGS
                                                 -------------------------------
                                                 Deputy

                                                                     APPROVED
                                                                       AND
                                                                       FILED
                                                                  IND. SECRETARY
                                                                     OF STATE

                       ARTICLES OF AMENDMENT SETTING FORTH
                THE DESIGNATIONS, VOTING POWERS, PREFERENCES AND
           RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
               AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF
                SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK
                              OF ITT INDIANA, INC.

            Pursuant to Section 23-1-25-1 and Section 23-1-25-2 of the Business Corporation Law of the State of Indiana, ITT Indiana, Inc., to be renamed ITT Industries, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of Indiana, in accordance with the provisions of Section 23-1-18-1 and Section 23-1-38-6 thereof, DOES HEREBY
CERTIFY:

            That, pursuant to the authority conferred upon the Board of Directors of the Corporation by ARTICLE FOURTH of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the Board of Directors of the Corporation on October 10, 1995, adopted the following resolution amending the Articles of Incorporation to create a series of Preferred Stock designated as Series A Participating Cumulative Preferred Stock:

            RESOLVED that pursuant to the authority vested in the Board of Directors of the Corporation in ARTICLE FOURTH of the Articles of Incorporation, the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions of a series of Preferred Stock be, and they hereby are, fixed as follows:

            SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), without par value. The number of shares initially constituting the Series A Preferred Stock shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to that Rights Agreement between the Corporation and The
Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 23-1-25-2(d) of the Business Corporation Law of the State of Indiana, shall direct by resolution or resolutions that articles of amendment be properly executed and delivered to the

                                  CERTIFICATES

      The undersigned, Assistant Secretary of ITT CORPORATION, a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, which has been duly signed on behalf of ITT CORPORATION by its Vice President and attested to by its Assistant Secretary, was duly submitted to the stockholders of ITT CORPORATION at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held after due notice on September 21, 1995, and at said meeting said Agreement and Plan of Merger was adopted by the stockholders of ITT CORPORATION in accordance with the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27H day of November, 1995.

                                                       /s/ Robert W. Beicke
                                                       -------------------------
                                                          Assistant Secretary

      The undersigned, Assistant Secretary of ITT INDIANA, INC., an Indiana corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, which has been duly signed on behalf of ITT INDIANA, INC. by its Vice President and attested to by its Assistant Secretary, was duly submitted to the sole stockholder of ITT INDIANA, INC. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held on October 10, 1995, and that at said meeting said Agreement and Plan of Merger was adopted by the sole stockholder of ITT INDIANA, INC. in accordance with the Business Corporation Law of the State of Indiana.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27TH day of November, 1995.

                                                   /s/ Walter F. Dieble Jr.
                                                   -----------------------------
                                                       Assistant Secretary

                                                                     APPROVED
                                                                       AND
                                                                       FILED
                                                                  IND. SECRETARY
                                                                     OF STATE

                             ARTICLES OF RESTATEMENT

      ITT Industries, Inc., a corporation organized and existing under the laws of the State of Indiana (the "Corporation"), hereby certifies as follows:

      ITT Industries, Inc. was originally incorporated under the name ITT Indiana, Inc. pursuant to its original Articles of Incorporation filed with the Secretary of State for the State of Indiana on September 5, 1995. Effective December 20, 1995, ITT Corporation, a Delaware corporation, was merged with and into the Corporation, and the name of the Corporation was changed to ITT Industries, Inc. The Restated Articles of Incorporation set forth below only restate and integrate the provisions of the Corporation's Articles of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of these Restated Articles of Incorporation. This restatement does not contain any amendment to the Articles of Incorporation of the Corporation requiring shareholder approval. The text of the Articles of Incorporation as amended or supplemented heretofore is hereby restated to read as herein set forth in full:

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              ITT INDUSTRIES, INC.

                                  ARTICLE FIRST

      The name of the corporation is ITT Industries, Inc. (the "Corporation").

                                 ARTICLE SECOND

      The address of the registered office of the Corporation in the State of Indiana is One North Capitol Avenue, Suite 1180, Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.

                                 ARTICLE FOURTH

      (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of 200,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock". The shares of Common Stock shall have a par value of $1 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.

      (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

            (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

            (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

            (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

            (4) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

            (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation; provided that in no event shall the amount or amounts, if any, exceed $100 per share plus accrued dividends in the case of involuntary liquidation, dissolution or winding up;

            (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

            (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

            (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

            (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Indiana.

      (c) Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

      (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series of a class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

      (e) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

      (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event (not in excess of $100 per share in the case of involuntary liquidation, dissolution or winding up) plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

      (g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

      (h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of shareholders.

      (i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive power to vote. No shareholder will be permitted to cumulate votes at any election of directors.

      (j) Subject to all the rights of the Preferred stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

      A description of such Series A Participating Cumulative Preferred Stock with the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions relating thereto is as follows:

            SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative
      Preferred Stock" (the "Series A Preferred Stock"), without par value. The number of shares initially constituting the Series A Preferred Stock shall be

      300,000; provided, however, that, if more than a total of 300,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to that Rights Agreement between the Corporation and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 23-1-25-2(d) of the Business Corporation Law of the State of Indiana, shall direct by resolution or resolutions that articles of amendment be properly executed and delivered to the Secretary of State for the State of Indiana for filing in accordance with the provisions of Section 23-1-18-1 and Section 23-1-38-6 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

            SECTION 2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause
      (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after the Distribution Record Date (as defined in that Notice of Special Meeting and Proxy Statement, dated August 30, 1995, filed with the Securities and Exchange Commission by ITT Corporation), the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after the Distribution Record Date, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

            (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2 (a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly
      Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

            (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares or Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

            (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

      SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

            (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

            (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

            (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

      SECTION 4. Certain Restrictions, (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other
            distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
            consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any
            shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
      (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount, equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $.01 per whole share or
(y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided that in no event shall the amount or amounts, if any, exceed $100 per share plus accrued dividends in the case of involuntary liquidation, dissolution or winding up of the Corporation.

      SECTION 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this
Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

      SECTION 7. No Redemption; No Sinking Fund. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

            (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

      SECTION 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.

      SECTION 9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandths (1/1,000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1,000ths) of a share or any integral multiple thereof or
(2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

            SECTION 10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of ARTICLE FOURTH of the Articles of Incorporation.

            SECTION 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

                                  ARTICLE FIFTH

      (a) Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

      (b) Shareholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.

      (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

                                 ARTICLE SIXTH

      To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for breach of duty if such breach constitutes wilful misconduct or recklessness or (b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the Indiana Business Corporation Law. Any repeal or modification of this ARTICLE SIXTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                ARTICLE SEVENTH

      The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                                 ARTICLE EIGHTH

      Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the shareholders at any regular or special meeting of the shareholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

                                  ARTICLE NINTH

      The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Indiana, and all rights conferred on shareholders herein are granted subject to this reservation.

                                  ARTICLE TENTH

      The name and address of the incorporator signing these Articles of Incorporation is:

                NAME                                    ADDRESS

          George W. Bilicic, Jr.                  825 Eighth Avenue
                                                  New York, New York 10019

      These Articles of Restatement of Articles of Incorporation were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 23-1-38-7 of the Indiana Business Corporation Law.

      IN WITNESS WHEREOF, I have executed these Articles of Restatement of Articles of Incorporation this 9TH day of June, 1997.

                                               /s/ Robert W. Beicke
                                               --------------------------
                                               Name: Robert W. Beicke
                                               Title: Vice President

ATTEST

/s/ Gwenn L. Carr
--------------------------
Name: Gwenn L. Carr
Title: Secretary

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